Exhibit 31.1

I, Bernie Wolford, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2021 of Diamond Offshore Drilling, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022

/s/ Bernie Wolford, Jr.
Bernie Wolford, Jr.
Chief Executive Officer